UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2011

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 8, 2011, Del Monte Foods Company, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Blue Merger Sub Inc. (“Merger Sub”), a direct subsidiary of Blue Acquisition Group, Inc. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 2010 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. As a result of the Merger, the Company is now wholly-owned by Parent. Parent is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”) and Centerview Partners (“Centerview” and with KKR and Vestar, collectively, the “Sponsors”).

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

1.	Senior Secured Term Loan Facility

Overview

On March 8, 2011, in connection with the Merger, the Company and Parent entered into a senior secured term loan credit agreement (the “Term Loan Credit Agreement”), and related security and other agreements, with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents named therein, that provides for a $2.7 billion senior secured term loan B facility with a term of seven years. The Company is the borrower of the loans under the senior secured term loan facility (the “Term Loans”).

Interest Rate and Fees

The Term Loans bear interest at a rate equal to an applicable margin, plus, at the Company’s option, either (i) a LIBOR rate (with a floor of 1.50%) or (ii) a base rate (with a floor of 2.50%) equal to the highest of (a) the federal funds rate plus 0.50%, (b) JPMorgan Chase Bank N.A.’s “prime rate” and (c) the one-month LIBOR rate plus 1%. The applicable margin with respect to LIBOR borrowings is 3.00% and with respect to base rate borrowings is 2.00%.

Prepayments

The Term Loan Credit Agreement requires the Company to prepay outstanding Term Loans, subject to certain exceptions, with, among other things:

•

Commencing with the Company’s fiscal year ending April 29, 2012, 50% (which percentage will be reduced to 25% if the Company’s leverage ratio is 5.5x or less and to 0% if the Company’s leverage ratio is 4.5x or less) of the Company’s annual excess cash flow;

•	100% of the net cash proceeds of certain casualty events;
•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property of the Company, subject to the Company’s right to reinvest the proceeds; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the debt permitted under the Term Loan Credit Agreement.

The Company may voluntarily repay outstanding Term Loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans and in connection with repricing transactions on or prior to the first anniversary of the closing date. Voluntary prepayments will be applied to the class or classes of Term Loans as the Borrower may specify. In the event any Term Loans are repaid prior to the first anniversary of the closing date or any amendment is made to the Term Loan Credit Agreement, in each case in connection with certain repricing transactions, the Company must pay a prepayment premium equal to 1.00% of the amount of Term Loans being prepaid or 1.00% of the amount of Term Loans outstanding prior to such repricing amendment, as applicable.

Amortization

The Term Loans will amortize in equal quarterly installments commencing September 30, 2011 in aggregate annual amounts equal to 1% of the original funded principal amount of Term Loans, with the balance being payable on the final maturity date.

Guarantee and Security

Pursuant to a Guarantee, dated as of March 8, 2011, among Parent, the guarantors and JPMorgan Chase Bank, N.A., as collateral agent (the “Term Loan Guarantee”), all obligations under the Term Loan Credit Agreement are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material restricted domestic subsidiaries of the Company, subject to certain exceptions, including, any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee will not cause adverse tax consequences and the costs of providing such a guarantee are not excessive in view of the benefits obtained therefrom. Del Monte Corporation is currently the only subsidiary guarantor of the Term Loans.

Pursuant to (a) a Security Agreement, dated as of March 8, 2011, among the Company, Parent, the subsidiary grantors and JPMorgan Chase Bank, N.A., as collateral agent (the “Term Loan Security Agreement”) and (b) a Pledge Agreement, dated as of March 8, 2011, among the Company, Parent, the subsidiary pledgors and JPMorgan Chase Bank, N.A., as collateral agent (the “Term Loan Pledge Agreement”), all obligations under the Term Loan Credit Agreement, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•

a first-priority lien on (x) the capital stock owned by the Company or by any guarantor in each of their respective first tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries) and (y) substantially all present and future assets of the Company and of each guarantor other than letter-of-credit rights, leaseholds, motor vehicles, and certain other excluded assets (the “Term Priority Collateral”); and

•	a second-priority lien on substantially all accounts receivable, inventory and cash and deposit accounts of the Company and guarantors (and proceeds thereof) (the “ABL Priority Collateral”).

Certain Covenants and Events of Default

The Term Loan Credit Agreement contains a number of covenants that, among other things, limit or restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•	incur additional indebtedness;
•	create liens;
•	engage in mergers or consolidations;
•	sell or transfer assets;
•	pay dividends and distributions or repurchase its own capital stock;
•	make investments, loans or advances;
•	prepay certain indebtedness;
•	engage in certain transactions with affiliates;
•	amend agreements governing certain subordinated indebtedness adverse to the lenders; and
•	change its lines of business.

In addition, the Term Loan Credit Agreement contains a customary “holding company” covenant that restricts Parent’s ability to take certain actions. The Term Loan Credit Agreement also contains certain customary additional affirmative covenants, representations and warranties, indemnification provisions and events of default, including upon a change of control.

Certain Relationships

Certain lenders under the Term Loan Credit Agreement and Senior Secured Asset Based Revolving Credit Agreement (as defined below) and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In particular, Barclays Capital served as the Company’s financial advisor in connection with the Merger and received fees and expenses in connection therewith. Affiliates of one or more of such lenders act as lenders and/or agents under, and as a consideration therefor received customary fees and expenses in connection with, the Term Loan Credit Agreement and/or the Senior Secured Asset-Based Revolving Credit Agreement. Following the consummation of the Merger and the related transactions, certain affiliates of certain lenders indirectly own ownership interests of the Company. Those affiliates may assign all or a portion of their interests to other affiliates of the lenders.

The foregoing summary of the Term Loan Credit Agreement, Term Loan Guarantee, Term Loan Security Agreement and Term Loan Pledge Agreement is not complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, Term Loan Guarantee, Term Loan Security Agreement and Term Loan Pledge Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

2.	Senior Secured Asset-Based Revolving Facility

Overview

On March 8, 2011, in connection with the Merger, the Company and Parent entered into a credit agreement (the “Senior Secured Asset-Based Revolving Credit Agreement”) and related security and other agreements, with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, and the other agents named therein, that provides for a $750 million senior secured asset-based revolving facility with a five-year term.

Availability under the senior secured asset-based revolving facility (the “ABL Facility”) is subject to a borrowing base. The borrowing base at any time will be equal to (a) 85% of eligible accounts receivable and (b) the lesser of (1) 75% of the book value of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory, of the borrowers under the facility at such time, less customary reserves. The ABL Facility includes a sub-limit for letters of credit and for borrowings on same-day notice, referred to as swingline loans. No new letters of credit were issued thereunder at closing but certain letters of credit outstanding under the existing credit agreement of Del Monte Corporation, the direct wholly-owned operating subsidiary of the Company, were deemed to be outstanding under the ABL Facility. The Company is the lead borrower under the ABL Facility and other domestic subsidiaries of the Company may be designated as borrowers on a joint and several basis. On March 9, 2011 Del Monte Corporation entered into a Joinder Agreement to the Senior Secured Asset-Based Revolving Credit Agreement, with Bank of America, N.A., as Administrative Agent, pursuant to which Del Monte Corporation became a borrower under the Senior Secured Asset-Based Revolving Credit Agreement.

The commitments under the ABL Facility may be increased, subject only to the consent of the new or existing lenders providing such increases, such that the aggregate principal amount of commitments does not exceed $1.0 billion. The lenders under this facility are under no obligation to provide any such additional commitments, and any increase in commitments will be subject to customary conditions precedent. Notwithstanding any such increase in the facility size, the Company’s ability to borrow under the facility will remain limited at all times by the borrowing base (to the extent the borrowing base is less than the commitments).

Interest Rate and Fees

The loans under the ABL Facility (the “ABL Loans”) bear interest at a rate equal to an applicable margin, plus, at the borrower’s option, either (i) a LIBOR rate or (ii) a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America N.A.’s “prime rate” and (c) the one-month LIBOR rate plus 1%. The applicable margin with respect to LIBOR borrowings will initially be 2.25% (and may decrease to 2.00% or increase to 2.50% depending on average excess availability) and with respect to base rate borrowings will initially be 1.25% (and may decrease to 1.00% or increase to 1.50% depending on average excess availability).

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee at an initial rate of 0.500% per annum in respect of the unutilized commitments thereunder. The commitment fee rate may be reduced to 0.375% depending on the amount of excess availability under the ABL Facility. The Company must also pay customary letter of credit fees and fronting fees for each letter of credit issued.

Prepayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit outstanding under the ABL Facility exceeds the lesser of (a) the total commitments under the ABL Facility and (b) the borrowing base, the Company will be required to prepay outstanding ABL Loans in an aggregate amount equal to the amount of such excess and, if after giving effect to the prepayment of all outstanding ABL Loans such excess has not been eliminated, cash collateralize outstanding letters of credit, without any reduction of the commitments. Under certain circumstances, if the aggregate amount available under the ABL Facility is less than the greater of (1) 12.5% of the lesser of (i) the total commitments under such facility and (ii) the borrowing base and (2) $50 million, or if a significant asset sale has occurred, $35 million, or if certain defaults occur, all collateral proceeds collected through the cash management system in favor of the collateral agent will be swept to a collection account and applied daily to repay outstanding loans and cash collateralize letters of credit under the ABL Facility.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding ABL Loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization

There is no scheduled amortization under the ABL Facility. The entire outstanding principal amount of the ABL Loans (if any) under the ABL Facility are due and payable in full at maturity on March 8, 2016.

Guarantee and Security

Pursuant to a Guarantee, dated as of March 8, 2011, among Parent, the guarantors and Bank of America, N.A., as collateral agent (the “ABL Guarantee”), all obligations under the Senior Secured Asset-Based Revolving Credit Agreement are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material restricted domestic subsidiaries of the Company, subject to certain exceptions, including, any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee will not cause adverse tax consequences and the costs of providing such a guarantee are not excessive in view of the benefits obtained therefrom. Del Monte Corporation is currently the only subsidiary guarantor of the ABL Loans.

The borrowers under the ABL Facility are jointly and severally liable for all borrowings and other obligations thereunder. Pursuant to (a) a Security Agreement, dated as of March 8, 2011, among Parent, the Company, the subsidiary grantors and Bank of America, N.A., as collateral agent, and any additional borrowers that may become party thereto from time to time (the “ABL Security Agreement”) and (b) a Pledge Agreement, dated as of March 8, 2011, among the Company, Parent, the subsidiary pledgors and Bank of America, N.A., as collateral agent (the “ABL Pledge Agreement”), such obligations and the guarantees of such obligations are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the ABL Priority Collateral;

•	a second-priority lien on the Term Priority Collateral.

The ABL Facility requires the Company to establish, within 90 days of the closing date, blocked account agreements or other control arrangements in order to perfect the collateral agent’s security interest in certain deposit accounts.

Certain Covenants and Events of Default

The ABL Facility contains a number of covenants that, among other things, limit or restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•	incur additional indebtedness;
•	create liens;
•	engage in mergers or consolidations;
•	sell or transfer assets;
•	pay dividends and distributions or repurchase its capital stock;
•	make investments, loans or advances;
•	prepay certain indebtedness;
•	engage in certain transactions with affiliates;
•	amend agreements governing certain subordinated indebtedness adverse to the lenders; and
•	change its lines of business.

In addition, at any time when availability under the ABL Facility is less than the greater of (a) 12.5% of the lesser of (1) the total commitments and (2) the borrowing base and (b) $50 million, or if a significant asset sale has occurred, $35 million, the Company will be required to maintain a minimum fixed charge coverage ratio of 1.0:1.0.

The ABL Facility also contains a customary “holding company” covenant that restricts Parent’s ability to take certain actions and contains certain customary additional affirmative covenants, representations and warranties, conditions to making loans, indemnification provisions and events of default, including upon a change of control.

Certain Relationships

See “Certain Relationships” under “1. Senior Secured Term Loan Facility” above.

The foregoing summary of the ABL Facility, ABL Guarantee, ABL Security Agreement and ABL Pledge Agreement is not complete and is qualified in its entirety by reference to the Senior Secured Asset-Based Revolving Credit Agreement, ABL Guarantee, ABL Security Agreement and ABL Pledge Agreement, copies of which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

3.  Purchase Agreement

On February 1, 2011, Merger Sub entered into a Purchase Agreement (the “Purchase Agreement”) under which Merger Sub agreed to sell $1,300,000,000 aggregate principal amount of 7.625% senior notes due 2019 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith

Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”). Concurrently with the consummation of the Merger on March 8, 2011, the Company and Del Monte Corporation entered into a Joinder Agreement to the Purchase Agreement pursuant to which the Company assumed all rights and obligations of Merger Sub under the Purchase Agreement and the Company and Del Monte Corporation, as guarantor, became bound by the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships

Affiliates of certain of the initial purchasers of Notes under the Purchase Agreement act as lenders and/or agents under the Term Loan Credit Agreement and/or the Senior Secured Asset-Based Revolving Credit Agreement. The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders act as lenders and/or agents under, and as a consideration therefor received customary fees and expenses in connection with, the Term Loan Credit Agreement and/or the Senior Secured Asset-Based Revolving Credit Agreement. Following the consummation of the Merger and the related transactions, certain affiliates of certain initial purchasers indirectly own ownership interests of the Company. Those affiliates may assign all or a portion of their interests to other affiliates of the initial purchasers.

4.	Indenture and Senior Notes due 2019

Overview

On February 16, 2011, Merger Sub issued the Notes, which mature on February 16, 2019 pursuant to an indenture, dated as of February 16, 2011 (the “Initial Indenture”), among Merger Sub and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Initial Indenture was supplemented by the Supplemental Indenture, dated as of March 8, 2011 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”) entered into upon consummation of the Merger, among the Company, Del Monte Corporation and the Trustee. Upon the consummation of the Merger, the Company assumed Merger Sub’s obligations under the Notes and the Indenture.

Interest

Interest on the Notes is payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2011.

Ranking

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s existing and future indebtedness and other obligations that expressly provide for their subordination to the Notes; rank equally in right of payment to all of the Company’s existing and future unsecured indebtedness; are effectively subordinated to all of the Company’s existing and future secured debt (including obligations under the new credit facilities described above) to the extent of the value of the collateral securing such debt; and are structurally subordinated to all existing and future liabilities, including trade payables, of the Company’s non-guarantor subsidiaries, to the extent of the assets of those subsidiaries.

Guarantees

The Notes are fully and unconditionally guaranteed by each of the Company’s existing and future domestic restricted subsidiaries that guarantee the Company’s obligations under its new senior secured credit facilities. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Del Monte Corporation is currently the only subsidiary guarantor of the Notes.

Each subsidiary guarantee of the Notes ranks senior in right of payment to all existing and future indebtedness and other obligations of the subsidiary guarantor that expressly provide for their subordination to the guarantees; ranks equally in right of payment to all of the existing and future unsecured indebtedness of the subsidiary guarantor; is effectively subordinated to all of the applicable subsidiary guarantor’s existing and future secured debt (including obligations under the new credit facilities described above) to the extent of the value of the collateral securing such debt; and is structurally subordinated to all existing and future liabilities, including trade payables, of the Company’s non-guarantor subsidiaries, to the extent of the assets of those subsidiaries.

Optional Redemption

At any time prior to February 15, 2014, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of (1) 1.0% of the principal amount of such note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at February 15, 2014 (as set forth in the table appearing below), plus (ii) all required interest payments due on such note (excluding accrued but unpaid interest to such redemption date) through February 15, 2014, computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 0.50%; over (b) the principal amount of such note as of, and accrued and unpaid interest and special interest, if any, to, but excluding, such date of redemption, subject to the rights of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 15, 2014, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and special interest, if any, to, but excluding, the applicable redemption date, subject to the right of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

In addition, until February 15, 2014, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 107.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and special interest, if any, to, but excluding, the applicable redemption date, subject to the right of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings of the Company or Parent; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture (including any additional Notes issued under the Indenture after the issue date) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a “change of control” (as defined in the Indenture), each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants and Events of Default

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt, issue disqualified stock or issue certain preferred stock;
•	pay dividends on or make certain distributions and other restricted payments;
•	create certain liens or encumbrances;
•	sell assets;
•	enter into transactions with affiliates;
•	limit ability of restricted subsidiaries to make payments to the Company;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and
•	designate the Company’s subsidiaries as unrestricted subsidiaries.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

5.	Registration Rights Agreement

On February 16, 2011, Merger Sub and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) and, upon consummation of the Merger on March 8, 2011, the Company and Del Monte Corporation entered into a Registration Rights Joinder Agreement and became parties to the Registration Rights Agreement. In the Registration Rights Agreement, the Company has agreed that it will use its commercially reasonable efforts to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission (the “SEC”) as part of an offer to exchange freely tradable exchange notes for the Notes.

The Company is required to file a registration statement for the exchange notes with the SEC and will use its commercially reasonable efforts to consummate an offer to exchange the Notes for the freely tradable exchange notes on or prior to the 365th calendar day following the issue of the Notes, which date is February 16, 2012. The Company has also agreed to file and to use commercially reasonable best efforts to cause to be declared effective a shelf registration statement relating to the resale of the Notes under certain circumstances.

If the Company fails to complete the offer to exchange the Notes for the exchange notes on or prior to the 365th day from the issue date of the Notes; or, if applicable, a shelf registration statement covering resales of the Notes has not been declared effective on or prior to the 365th day from the issue date of the Notes (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate described above. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

6.	Tender Offers; Supplemental Indentures Relating to Existing Notes Indentures

In connection with the Merger, Merger Sub commenced cash tender offers and consent solicitations on January 19, 2011 for any and all of (i) Del Monte Corporation’s $250.0 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) and (ii) Del Monte Corporation’s $450.0 million aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and together with the 2015 Notes, the “Existing Notes”). The tender offers and consent solicitations expired at 8:00 a.m., New York City time, on March 8, 2011 (the “Expiration Date”).

On the Expiration Date, Merger Sub accepted tenders for all the Existing Notes validly tendered in the tender offers, which represented approximately 96.65% of the outstanding principal amount of the 2015 Notes and approximately 99.53% of the outstanding principal amount of the 2019 Notes. Upon consummation of the Merger, the Company assumed Merger Sub’s obligations in connection with the tender offers and consent solicitations. Payment of the tender offer consideration, the applicable consent payments and accrued and unpaid interest to, but excluding March 8, 2011, in the aggregate amount of $806,631,833.47 was made on March 8, 2011.

In connection with the Merger and the consent solicitations, the indenture relating to the 2015 Notes (the “2015 Note Indenture”) was amended and supplemented pursuant to the Second Supplemental Indenture, dated as of February 1, 2011 (the “2015 Supplemental Indenture”) and the indenture relating to the 2019 Notes (the “2019 Note Indenture” and, together with the 2015 Note Indenture, the “Existing Notes Indentures”) was amended and supplemented pursuant to the First Supplemental Indenture, dated as of February 1, 2011 (the “2019 First Supplemental Indenture”) and further amended and supplemented pursuant to the Second Supplemental Indenture, dated as of March 8, 2011 (the “2019 Second Supplemental Indenture” and, together with the 2019 First Supplemental Indenture, the “2019 Supplemental Indentures”) to eliminate most of the restrictive covenants and certain of the events of default and to modify the covenants regarding consolidations and mergers contained in such Existing Notes Indentures. The 2015 Supplemental Indenture and the 2019 Supplemental Indentures are referred to herein collectively as the “Supplemental Indentures”. The amendments to the Existing Notes Indentures set forth in the Supplemental Indentures became effective upon the closing of the Merger on March 8, 2011.

The Supplemental Indentures eliminated the following sections of the applicable Existing Notes Indentures:

Section Number	Covenant/Provisions

Section 4.04	“Payment of Taxes and Other Claims” in the 2015 Note Indenture and “Payment of Taxes” in the 2019 Note Indenture

Section 4.08	“SEC Reports”

Section 4.10	“Limitation on Restricted Payments”

Section 4.11	“Limitation on Transactions with Affiliates”

Section 4.12	“Limitation on Incurrence of Additional Indebtedness”

Section 4.13	“Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries”

Section 4.17	“Limitation on Preferred Stock of Restricted Subsidiaries”

Section 4.18	“Limitation on Liens”

Section 4.19	“Limitation on Guarantees by Domestic Restricted Subsidiaries”

Section 4.20	“Restriction of Lines of Business to Food, Food Distribution and Related Businesses” in the 2015 Notes Indenture and “Rule 144A Information” in the 2019 Notes Indenture

Section 4.21	“Rule 144A Information” in the 2015 Notes Indenture and “Termination of Certain Covenants” in the 2019 Notes Indenture

Section 4.22	“Termination of Certain Covenants” in the 2015 Notes Indenture

Section 5.01(a)	“Merger, Consolidation and Sale of Assets of the Company” clauses (ii) and (iii) (clauses relating to the absence of Defaults or Events of Default and the ability of the Issuer or surviving person to incur $1.00 of additional debt pursuant to the Consolidated Fixed Charge Coverage Ratio or have a Consolidated Fixed Charge Coverage Ratio at least equal to the Consolidated Fixed Charge Coverage Ratio of the Issuer for the applicable four quarter reference period)

Section	“Merger, Consolidation and Sale of Assets of Subsidiary Guarantors” clauses
5.05(a)	(iii) and (iv) (clauses relating to the absence of Defaults or Events of Default and the ability of the Issuer or surviving person to incur $1.00 of additional debt pursuant to the Consolidated Fixed Charge Coverage Ratio or have a Consolidated Fixed Charge Coverage Ratio at least equal to the Consolidated Fixed Charge Coverage Ratio of the Issuer for the applicable four quarter reference period)

Section 6.01(a)	“Events of Defaults” clauses (3) (default in the observance or performance of any other covenant or agreement in the Indenture), (4) (failure to pay other debt exceeding $35.0 million in the case of the 2015 Notes Indenture and $50.0 million in the case of the 2019 Notes Indenture within applicable grace periods after final maturity or acceleration), (5) (judgments for the payment of money in an aggregate amount in excess of $35.0 million in the case of the 2015 Notes Indenture and $50.0 million in the case of the 2019 Notes Indenture) and (8) (the failure of a guarantee of the Notes)

The foregoing summary of the Supplemental Indentures is not complete and is qualified in its entirety by reference to the 2015 Supplemental Indenture, the 2019 First Supplemental Indenture and the 2019 Second Supplemental Indenture, copies of which are filed as Exhibits 10.12, 10.13 and 10.14, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

7.	Monitoring Agreement and Indemnification Agreement

On March 8, 2011, in connection with the Merger, entities affiliated with the Sponsors (the “Sponsor Managers”) and an entity affiliated with AlpInvest Partners (the “AlpInvest Manager,” and with the Sponsor Managers, collectively, the “Managers”) entered into a monitoring agreement with Del Monte Corporation, Parent and Blue Holdings I, L.P. (the “Monitoring Agreement”), pursuant to which the Managers will provide management, consulting, financial and other advisory services to Del Monte Corporation, the Company and their divisions, subsidiaries, parent entities and controlled affiliates. Pursuant to the Monitoring Agreement, the Sponsor Managers are entitled to receive an aggregate annual advisory fee in an amount equal to the greater of (i) $6.5 million and (ii) 1.00% of the Company’s “Adjusted EBITDA” (as defined in the Indenture) less the annual advisory fee paid to the AlpInvest Manager. Under the terms of the Monitoring Agreement, the AlpInvest Manager will receive an aggregate annual fee of $250,000, subject to certain adjustments. The Managers will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the provision of services pursuant to the Monitoring Agreement. The Monitoring Agreement will continue indefinitely unless terminated by the consent of all the parties thereto. In addition, the Monitoring Agreement will terminate automatically upon an initial public offering of Parent, unless Del Monte Corporation elects by prior written notice to continue the Monitoring Agreement. Upon a change of control of Parent, Del Monte Corporation may terminate the Monitoring Agreement. On March 8, 2011, the Managers also entered into an indemnification agreement with the Company and its parent entities: Parent, Blue Holdings I, L.P. and Blue Holdings GP, LLC (the “Indemnification Agreement”). The Indemnification Agreement contains customary exculpation and indemnification provisions in favor of the Managers and their affiliates.

The foregoing summary of the Monitoring Agreement and Indemnification Agreement is not complete and is qualified in its entirety by reference to the Monitoring Agreement and

Indemnification Agreement, copies of which are filed as Exhibits 10.15 and 10.16, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

1.	Prior Credit Facility

On March 8, 2011, in connection with the Merger, Del Monte Corporation repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Credit Agreement, dated as of January 29, 2010, by and among Del Monte Corporation, as Borrower, the Company, as Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and BMO Capital Markets, as Co-Syndication Agents, and Coöperatieve Centrale Reiffeisen-Boerenleenbank B.A., New York Branch, Suntrust Bank, and U.S. Bank National Association, as Co-Documentation Agents (filed as an exhibit to the Company’s Current Report on Form 8-K filed February 2, 2010) (the “Prior Credit Facility”) and terminated the Prior Credit Facility. No penalties were due in connection with such repayments. The remaining obligations of Del Monte Corporation and the Company under the Prior Credit Facility generally are limited to certain remaining contingent indemnification obligations under such facility. Interest rates for borrowings under the Prior Credit Facility were based on market rates. Borrowings under the credit agreement governing the Prior Credit Facility bore interest, at the Company’s option, at the administrative agent’s base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon the Company’s Total Debt Ratio (as defined in the credit agreement governing the Prior Credit Facility). The credit agreement governing the Prior Credit Facility contained customary covenants and also contained customary events of default.

2.	Non-Employee Director Compensation Plan

Effective as of the closing of the Merger on March 8, 2011, the Company’s Non-Employee Director Compensation Plan (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed December 9, 2009) (the “Non-Employee Director Compensation Plan”) was terminated. The Non-Employee Director Compensation Plan set forth the compensation provided to non-employee Directors serving on the Company’s Board of Directors. In connection with the termination of the Non-Employee Director Compensation Plan, the Plan was also amended to provide that any fees otherwise payable to the persons who were the Company’s non-employee directors immediately prior to the closing of the Merger would be paid within 5 business days of the consummation of the Merger rather than at the end of the current calendar quarter.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2 and 4 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on March 8, 2011 that each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”) was cancelled and automatically converted into the right to receive $19.00 per share in cash, without interest (except for (i) shares owned by Parent, Merger Sub, the Company or any of the Company’s subsidiaries and (ii) shares owned by stockholders who have properly demanded appraisal rights) and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Common Stock are no longer listed on the NYSE.

Item 3.03.  Material Modification to Rights of Security Holders.

In connection with the Merger, on March 8, 2011 each share of Common Stock of the Company (except for (i) shares owned by Parent, Merger Sub, the Company or any of the Company’s subsidiaries and (ii) shares owned by stockholders who have properly demanded appraisal rights) was converted into the right to receive $19.00 per share in cash, without interest.

The information set forth in Section 6 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

On March 8, 2011, pursuant to the terms of the Merger Agreement, the acquisition of the Company through the merger of Merger Sub with and into the Company was consummated. As a result of the Merger, the Company became wholly-owned directly by Parent. Parent is indirectly owned by funds advised by affiliates of the Sponsors and certain other investors (the “Investors”). The aggregate purchase price paid for all of the equity securities of the Company was approximately $4 billion, which purchase price was funded by the equity financing from the Investors and by the new credit facilities described in Item 1.01 above.

On March 8, 2011 affiliates of the Sponsors entered into an amended and restated limited liability company agreement (the “LLC Agreement”) in respect of Blue Holdings GP, LLC, the general partner of Blue Holdings I, L.P. Pursuant to the LLC Agreement, affiliates of each of KKR and Vestar have the right to appoint three directors of the Company, affiliates of Centerview have the right to appoint two directors of the Company and affiliates of AlpInvest Partners have the right to appoint one director of the Company. The LLC Agreement contemplates that once a new permanent Chief Executive Officer is appointed, he or she will also serve on the board of the Company.

The information set forth in the first and second paragraphs of Section 6 of Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1.	Retirement of Richard G. Wolford and Resignation of David L. Meyers

Effective immediately following the closing of the Merger on March 8, 2011, Richard G. Wolford, Chairman, Chief Executive Officer and President of the Company, retired from each of his positions with the Company and Del Monte Corporation; his retirement constituted a “Termination Upon Change of Control” (as such term is defined in his employment agreement with the Company).

Effective immediately following the closing of the Merger on March 8, 2011, David L. Meyers, the Executive Vice President, Administration and Chief Financial Officer of the Company, resigned from each of his positions with the Company and Del Monte Corporation; his resignation constituted a “Termination Upon Change of Control” for “Good Reason” (as each such term is defined in his employment agreement with the Company).

2.	Appointment of Neil Harrison as Interim Chief Executive Officer

Neil Harrison has been appointed the interim Chief Executive Officer of the Company, effective as of March 8, 2011, while a search for a new Chief Executive Officer is undertaken. Pursuant to a letter agreement with Parent entered into on March 8, 2011 (the “Harrison Letter Agreement”), Mr. Harrison will receive a salary of $100,000 per month. Mr. Harrison is a Senior Advisor of Vestar Capital Partners, joining the firm in 2010. From July 2008 to December 2009, Mr. Harrison served as Chairman and Chief Executive Officer and, from September 2005 to July 2008, as Chairman, President and Chief Executive Officer of Birds Eye Foods. He currently serves as a director of Solo Cup Company and The Sun Products Company. Mr. Harrison is 58.

As a result of his position with Vestar, Mr. Harrison may be deemed to have an indirect material interest in the Monitoring Agreement and the Indemnification Agreement, which were entered into by the Company on March 8, 2011, and the information set forth in Section 7 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

The foregoing summary of the Harrison Letter Agreement is not complete and is qualified in its entirety by reference to the Harrison Letter Agreement, a copy of which is filed as Exhibit 10.17 to this Current Report on Form 8-K and is incorporated herein by reference.

3.	Appointment of Larry E. Bodner as Chief Financial Officer; Employment Agreement of Larry E. Bodner

On March 8, 2011, Del Monte Corporation entered into an employment agreement with Larry E. Bodner (the “Bodner Employment Agreement”). In connection with the Bodner Employment Agreement, Mr. Bodner was appointed Executive Vice President and Chief Financial Officer of Del Monte Corporation on March 8, 2011. Mr. Bodner will also serve as Executive Vice President and Chief Financial Officer of the Company.

Mr. Bodner joined the Company in July 2003 and served as Executive Vice President, Finance from April 2010 until March 2011. Mr. Bodner was Senior Vice President, Finance and Investor Relations from July 2006 to October 2007; and Vice President, Internal Reporting and Financial Analysis from July 2003 to July 2006. Prior to joining the Company, he was Chief Operating Officer of Market Compass from May 2001 to July 2003 and Chief Operating Officer/Chief Financial Officer of SelfCare from 1998 to 2001. From 1995 to 1997, Mr. Bodner held a variety of senior financial positions with The Walt Disney Company. From 1986 to 1994, Mr. Bodner held a variety of finance positions with The Procter & Gamble Company. Mr. Bodner is 48.

The Bodner Employment Agreement has an indefinite term with compensation established by the Company’s Board of Directors equal to an annual base salary of $505,000, less taxes and deductions, or as adjusted from time to time by the compensation committee of the Company’s Board of Directors (or if no such committee is established, the Company’s Board of Directors) (such committee or Board of Directors, the “Committee”), and eligibility for an annual incentive bonus targeted at 70% of Mr. Bodner’s base salary, or as adjusted from time to time in accordance with the Del Monte Foods Company’s Annual Incentive Plan or at the discretion of the Committee. Mr. Bodner’s compensation will include participation in Del Monte Corporation’s Executive Perquisite Plan, health and welfare benefit plans, retirement plans, and the Company’s equity compensation plans.

Furthermore, the Bodner Employment Agreement provides that if Mr. Bodner’s employment is terminated by Del Monte Corporation due to his death, Mr. Bodner’s estate shall be entitled to receive any earned, but unpaid base salary, accrued but unused vacation time, the amount of any unreimbursed expenses incurred by Mr. Bodner prior to termination and benefits, if any, that Mr. Bodner or other designated beneficiaries are entitled to receive under Del Monte Corporation’s benefit plans and a target bonus payment prorated for Mr. Bodner’s actual employment during such year and adjusted for actual performance.

The Bodner Employment Agreement further provides that if Mr. Bodner’s employment is terminated due to disability, Mr. Bodner shall receive, in addition to the payments to which he is entitled in the event of a termination due to death (other than the prorated target bonus payment referenced above), long-term disability benefits to the extent he qualifies for such benefits. Subject to the execution of a general release, Del Monte Corporation shall also provide a severance payment equal to Mr. Bodner’s highest base salary during the twelve month period prior to the termination date and the target bonus for the year in which termination occurs.

In the event that Mr. Bodner voluntarily terminates his employment with Del Monte Corporation or is terminated for “Cause” (as defined in the Bodner Employment Agreement), he shall only be entitled to receive any earned, but unpaid base salary, accrued but unused vacation time, the amount of any unreimbursed expenses incurred by Mr. Bodner prior to such termination and benefits, if any, that Mr. Bodner is entitled to receive under the Del Monte Corporation benefit plans.

In the event that Mr. Bodner is terminated by Del Monte Corporation without Cause or voluntarily terminates his employment for “Good Reason” (as defined in the Bodner Employment Agreement), he shall be entitled to receive, in addition to the payments to which he is entitled in the event of a voluntary termination or termination for Cause, subject to the execution of a general release, the following: (i) a severance payment consisting of one and one-half (1 1/2) times his base salary and target bonus for the year in which such termination occurs, (ii) a target bonus prorated for Mr. Bodner’s actual employment during such year and adjusted for actual performance, (iii) a lump-sum payment, on an after-tax basis, equal to the cost of COBRA premiums for eighteen months, (iv) a payment equal to one and one-half (1 1/2) times Mr. Bodner’s annual perquisite allowance applicable to Mr. Bodner as of the date of termination and (v) eighteen months of executive-level outplacement services. Additionally, Mr. Bodner will vest in any equity incentive awards granted to him under the Company’s equity compensation plans in accordance with the terms of such plans and the applicable award agreement issued thereunder.

In the event of a termination upon a “Change of Control” (as defined in the Bodner Employment Agreement, which definition, for the avoidance of doubt, includes the Merger), Mr. Bodner shall be entitled to receive the same benefits to which he is entitled upon termination without Cause or for Good Reason, also subject to the execution of a general release; provided, however, that he shall receive two (2) times his base salary and target bonus instead of one and one-half (1 1/2) times. Additionally, Mr. Bodner will be entitled to a full tax gross-up for such benefits in the event that the payment of such benefits is an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code.

The Bodner Employment Agreement also includes provisions regarding indemnification and non-disclosure of the proprietary or confidential information of Del Monte Corporation (including the Sponsors), and provisions regarding non-solicitation of Del Monte Corporation’s employees and non-interference with the business relationships of any current or future customers or suppliers of Del Monte Corporation.

The foregoing summary of the Bodner Employment Agreement is not complete and is qualified in its entirety by reference to the Bodner Employment Agreement, a copy of which is filed as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

4.	Employment Agreement of David W. Allen

On March 8, 2011, Del Monte Corporation entered into an employment agreement with David W. Allen (the “Allen Employment Agreement”). Pursuant to the Allen Employment Agreement, Mr. Allen will continue to serve as the Executive Vice President, Operations of Del Monte Corporation. Mr. Allen is a named executive officer of the Company. The Allen Employment Agreement will have an indefinite term with compensation established by the Company’s Board of Directors equal to an annual base salary of $440,000, less taxes and deductions, or as adjusted from time to time by the Committee. Under the Allen Employment Agreement, Mr. Allen will be eligible for an annual incentive bonus targeted at 62.5% of Mr. Allen’s base salary, as adjusted from time to time in accordance with the Del Monte Foods Company’s Annual Incentive Plan or the discretion of the Committee. Mr. Allen’s compensation will include participation in Del Monte Corporation’s Executive Perquisite Plan, health and welfare benefit plans, retirement plans, and the Company’s equity compensation plans.

Furthermore, the Allen Employment Agreement provides that if Mr. Allen’s employment is terminated by Del Monte Corporation due to his death, Mr. Allen’s estate shall be entitled to receive any earned, but unpaid base salary, accrued but unused vacation time, the amount of any unreimbursed expenses incurred by Mr. Allen prior to termination and benefits, if any, that Mr. Allen or other designated beneficiaries are entitled to receive under Del Monte Corporation’s benefit plans and a target bonus payment prorated for Mr. Allen’s actual employment during such year and adjusted for actual performance.

The Allen Employment Agreement further provides that if Mr. Allen’s employment is terminated due to disability, Mr. Allen shall receive, in addition to the payments to which he is entitled in the event of a termination due to death (other than the prorated target bonus payment referenced above), long-term disability benefits to the extent he qualifies for such benefits. Subject to the execution of a general release, Del Monte Corporation shall also provide a severance payment equal to Mr. Allen’s highest base salary during the twelve month period prior to the termination date and the target bonus for the year in which termination occurs.

In the event that Mr. Allen voluntarily terminates his employment with Del Monte Corporation or is terminated for “Cause” (as defined in the Allen Employment Agreement), he shall only be entitled to receive any earned, but unpaid base salary, accrued but unused vacation time, the amount of any unreimbursed expenses incurred by Mr. Allen prior to such termination and benefits, if any, that Mr. Allen is entitled to receive under the Del Monte Corporation benefit plans.

In the event that Mr. Allen is terminated by Del Monte Corporation without Cause or voluntarily terminates his employment for “Good Reason” (as such term is defined in the Allen Employment Agreement), he shall be entitled to receive, in addition to the payments to which he is entitled in the event of a voluntary termination or termination for Cause, subject to the execution of a general release, the following: (i) a severance payment consisting of one and one-half (1 1/2) times his base salary and target bonus for the year in which such termination occurs, (ii) a target bonus prorated for Mr. Allen’s actual employment during such year and adjusted for actual performance, (iii) a lump-sum payment, on an after-tax basis, equal to the cost of COBRA premiums for eighteen months, (iv) a payment equal to one and one-half (1 1/2) times Mr. Allen’s annual perquisite allowance applicable to Mr. Allen as of the date of termination and (v) eighteen months of executive-level outplacement services. Additionally, Mr. Allen will vest in any equity incentive awards granted to him under the Company’s equity compensation plans in accordance with the terms of such plans and the applicable award agreement issued thereunder.

In the event of a termination upon a “Change of Control” (as defined in the Allen Employment Agreement, which definition, for the avoidance of doubt, includes the Merger), Mr. Allen shall be entitled to receive the same benefits to which he is entitled upon termination without Cause or for Good Reason, also subject to the execution of a general release; provided, however, that he shall receive two (2) times his base salary and target bonus instead of one and one-half (1 1/2) times. Additionally, Mr. Allen will be entitled to a full tax gross-up for such benefits in the event that the payment of such benefits is an “excess parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code. However, Mr. Allen is only entitled to receive the 280G gross-up in the event that payments exceed the level at which any payment is treated as an “excess parachute payment” under Section 280G by 5% or more.

The Allen Employment Agreement also includes provisions regarding indemnification and non-disclosure of the proprietary or confidential information of Del Monte Corporation (including the Sponsors), and provisions regarding non-solicitation of Del Monte Corporation’s employees and non-interference with the business relationships of any current or future customers or suppliers of Del Monte Corporation.

The foregoing summary of the Allen Employment Agreement is not complete and is qualified in its entirety by reference to the Allen Employment Agreement, a copy of which is filed as Exhibit 10.19 to this Current Report on Form 8-K and is incorporated herein by reference.

5.	Letter Agreement with Timothy A. Cole.

On February 11, 2011, Parent entered into a letter agreement with Timothy A. Cole (the “Cole Letter Agreement”). Pursuant to the Cole Letter Agreement, Parent agreed that it will cause the Company and Del Monte Corporation to continue to maintain the Del Monte Corporation Supplemental Executive Retirement Plan (Fourth Restatement), as amended and restated effective January 1, 2009 (the “SERP”) until at least December 31, 2012; provided, however, that nothing in the Cole Letter Agreement will prohibit Parent or Del Monte Corporation from amending the SERP to freeze the amount of Mr. Cole’s “Gross Benefit” (as such term is defined in the SERP) as earned through the end of Parent’s 2012 fiscal year. The Cole Letter Agreement further provides that if the SERP is terminated, or if Mr. Cole’s employment is terminated by Parent or any of its subsidiaries without “Cause” (as defined in the SERP) or if he resigns for “Good Reason” (as defined in that certain Management Stockholder’s Agreement among Parent, Blue Holdings, I, L.P. and Mr. Cole, dated as of March 8, 2011), in any such case prior to December 31, 2012, Parent will cause Del Monte Corporation to vest Mr. Cole in his accrued benefit under the SERP at the time of any such termination.

The foregoing summary of the Cole Letter Agreement is not complete and is qualified in its entirety by reference to the Cole Letter Agreement, a copy of which is filed as Exhibit 10.20 to this Current Report on Form 8-K and is incorporated herein by reference.

6.	Resignation of Directors; Appointment of Directors

Consistent with the terms of the Merger Agreement, each of Richard G. Wolford, Samuel H. Armacost, Timothy G. Bruer, Mary R. Henderson, Victor L. Lund, Terence D. Martin, Sharon L. McCollam, Joe L. Morgan and David R. Williams resigned from the Board of Directors of the Company on March 8, 2011 and have been replaced.

The Company’s new Board of Directors, who were appointed on March 8, 2011, is comprised of the following individuals: Simon E. Brown, a member of KKR; Neil Harrison, a senior advisor at Vestar; David Hooper, a partner of Centerview; James M. Kilts, a partner of Centerview; Stephen Ko, a director of KKR; Iain Leigh, a managing partner of AlpInvest Partners; Kevin A. Mundt, a managing director of Vestar Capital Partners; Dean B. Nelson, a member of KKR; and Brian K. Ratzan, a managing director of Vestar. Each Director is to serve in accordance with the Amended and Restated By-Laws of the Company, until his successor is elected and qualified or until his earlier resignation or removal. The Company’s new Directors will not receive any separate compensation for their service on the Board of Directors. Individual appointments to the various committees of the Board of Directors have not been determined as of the date hereof.

Pursuant to the LLC Agreement, affiliates of the Sponsors and AlpInvest Partners have the right to designate nine of 10 directors of the Company. Currently there are only nine directors, all of whom were designated by affiliates of the Sponsors and AlpInvest Partners. As described in the second paragraph of Item 5.01, once a new permanent Chief Executive Officer is appointed, he or she will serve on the board of the Company as the tenth Director.

As a result of their respective positions with the Sponsors and AlpInvest Partners, one or more of the directors may be deemed to have an indirect material interest in the Monitoring Agreement and the Indemnification Agreement, which were entered into by the Company on

March 8, 2011, and the information set forth in Section 7 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation was amended and restated, effective March 8, 2011, so that it reads in the form attached as an exhibit to the Merger Agreement. A copy of the Company’s Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Further in connection with the consummation of the Merger, the Company’s By-laws were amended and restated, effective March 8, 2011, so that they read in their entirety as the By-laws of Merger Sub read immediately prior to the closing of the Merger in accordance with the Merger Agreement. A copy of the Company’s Amended and Restated By-laws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Del Monte Foods Company
3.2	Amended and Restated By-laws of Del Monte Foods Company
10.1	Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., Del Monte Foods Company, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other Agents named therein
10.2	Guarantee, dated as of March 8, 2011, by Blue Acquisition Group, Inc., Del Monte Corporation, and each of the other entities from time to time party thereto, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent
10.3	Security Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Blue Acquisition Group, Inc., each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent
10.4	Pledge Agreement, dated as of March 8, 2011, among Del Monte Foods Company, each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, Blue Acquisition Group, Inc., and JPMorgan Chase Bank, N.A., as Collateral Agent
10.5	Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., Del Monte Foods Company, the other Borrowers from time to time parties thereto, the Lender Parties from time to time parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other Agents named therein, as supplemented by the Credit Party Joinder Agreement, among Del Monte Corporation and Bank of America, N.A., dated as of March 9, 2011
10.6	Guarantee, dated as of March 8, 2011, by Blue Acquisition Group, Inc., Del Monte

Corporation, and each of the other entities from time to time party thereto, in favor of Bank of America, N.A., as Collateral Agent
10.7	Security Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Blue Acquisition Group, Inc., each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, and Bank of America, N.A., as Collateral Agent
10.8	Pledge Agreement, dated as of March 8, 2011, among Del Monte Foods Company, each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, Blue Acquisition Group, Inc., and Bank of America, N.A., as Collateral Agent
10.9	Purchase Agreement, dated as of February 1, 2011, among Blue Merger Sub Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as representatives of the other initial purchasers party thereto, as supplemented by the Joinder Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Del Monte Corporation and Merrill Lynch, Pierce, Fenner & Smith and Morgan Stanley & Co. Incorporated as representatives of the other initial purchasers party thereto
10.10	Indenture, dated of February 16, 2011, among Blue Merger Sub Inc. and The Bank of New York Mellon Trust Company, N.A., as supplemented by the Supplemental Indenture, dated as of March 8, 2011, among Del Monte Foods Company, Del Monte Corporation and The Bank of New York Mellon Trust Company, N.A.
10.11	Registration Rights Agreement, dated as of February 16, 2011, among Blue Merger Sub Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, KKR Capital Markets LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Mizuho Securities USA Inc., as supplemented by the Joinder Agreement, dated as of March 8, 2011, among Del Monte Foods Company and Del Monte Corporation
10.12	Second Supplemental Indenture, dated as of February 1, 2011, to the Indenture, dated as of February 8, 2005 among Del Monte Corporation, Del Monte Foods Company and Deutsche Bank Trust Company Americas
10.13	First Supplemental Indenture, dated as of February 1, 2011, to the Indenture, dated as of October 1, 2009 among Del Monte Corporation, Del Monte Foods Company, and The Bank of New York Mellon Trust Company, N.A.
10.14	Second Supplemental Indenture, dated as of March 8, 2011, to the Indenture, dated as of October 1, 2009 among Del Monte Corporation, Del Monte Foods Company, and The Bank of New York Mellon Trust Company, N.A.
10.15	Monitoring Agreement, dated as of March 8, 2011, among Del Monte Corporation, Blue Acquisition Group, Inc., Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Partners Management LLC and AlpInvest Partners Inc.
10.16	Indemnification Agreement, dated as of March 8, 2011, among Blue Holdings I, L.P., Blue Holdings GP, LLC, Blue Acquisition Group, Inc., Del Monte Foods Company, Kohlberg Kravis Roberts & Co. L.P., Vestar Managers V Ltd., Centerview Partners Management LLC and AlpInvest Partners Inc.
*10.17	Letter Agreement, dated as of March 8, 2011, between Blue Acquisition Group, Inc. (parent of Del Monte Foods Company) and Neil Harrison
*10.18	Employment Agreement, dated as of March 8, 2011, between Del Monte Corporation and Larry E. Bodner
*10.19	Employment Agreement, dated as of March 8, 2011, between Del Monte

Corporation and David W. Allen
*10.20	Letter Agreement, dated as of February 11, 2011, between Blue Acquisition Group, Inc. (parent of Del Monte Foods Company) and Timothy A. Cole

*	indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE FOODS COMPANY

By:	/s/ James Potter
Name: James Potter
Title: Secretary

Date: March 10, 2011

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Del Monte Foods Company
3.2	Amended and Restated By-laws of Del Monte Foods Company
10.1	Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., Del Monte Foods Company, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other Agents named therein
10.2	Guarantee, dated as of March 8, 2011, by Blue Acquisition Group, Inc., Del Monte Corporation, and each of the other entities from time to time party thereto, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent
10.3	Security Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Blue Acquisition Group, Inc., each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent
10.4	Pledge Agreement, dated as of March 8, 2011, among Del Monte Foods Company, each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, Blue Acquisition Group, Inc., and JPMorgan Chase Bank, N.A., as Collateral Agent
10.5	Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., Del Monte Foods Company, the other Borrowers from time to time parties thereto, the Lender Parties from time to time parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other Agents named therein, as supplemented by the Credit Party Joinder Agreement, among Del Monte Corporation and Bank of America, N.A., dated as of March 9, 2011
10.6	Guarantee, dated as of March 8, 2011, by Blue Acquisition Group, Inc., Del Monte Corporation, and each of the other entities from time to time party thereto, in favor of Bank of America, N.A., as Collateral Agent
10.7	Security Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Blue Acquisition Group, Inc., each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, and Bank of America, N.A., as Collateral Agent
10.8	Pledge Agreement, dated as of March 8, 2011, among Del Monte Foods Company, each of the Subsidiaries of Del Monte Foods Company from time to time party thereto, Blue Acquisition Group, Inc., and Bank of America, N.A., as Collateral Agent
10.9	Purchase Agreement, dated as of February 1, 2011, among Blue Merger Sub Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as representatives of the other initial purchasers party thereto, as supplemented by the Joinder Agreement, dated as of March 8, 2011, among Del Monte Foods Company, Del Monte Corporation and Merrill Lynch, Pierce, Fenner & Smith and Morgan Stanley & Co. Incorporated as representatives of the other initial purchasers party thereto
10.10	Indenture, dated of February 16, 2011, among Blue Merger Sub Inc. and The Bank of New York Mellon Trust Company, N.A., as supplemented by the Supplemental Indenture, dated as of March 8, 2011, among Del Monte Foods Company, Del Monte Corporation and The Bank of New York Mellon Trust Company, N.A.

10.11	Registration Rights Agreement, dated as of February 16, 2011, among Blue Merger Sub Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, KKR Capital Markets LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Mizuho Securities USA Inc., as supplemented by the Joinder Agreement, dated as of March 8, 2011, among Del Monte Foods Company and Del Monte Corporation
10.12	Second Supplemental Indenture, dated as of February 1, 2011, to the Indenture, dated as of February 8, 2005 among Del Monte Corporation, Del Monte Foods Company and Deutsche Bank Trust Company Americas
10.13	First Supplemental Indenture, dated as of February 1, 2011, to the Indenture, dated as of October 1, 2009 among Del Monte Corporation, Del Monte Foods Company, and The Bank of New York Mellon Trust Company, N.A.
10.14	Second Supplemental Indenture, dated as of March 8, 2011, to the Indenture, dated as of October 1, 2009 among Del Monte Corporation, Del Monte Foods Company, and The Bank of New York Mellon Trust Company, N.A.
10.15	Monitoring Agreement, dated as of March 8, 2011, among Del Monte Corporation, Blue Acquisition Group, Inc., Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Partners Management LLC and AlpInvest Partners Inc.
10.16	Indemnification Agreement, dated as of March 8, 2011, among Blue Holdings I, L.P., Blue Holdings GP, LLC, Blue Acquisition Group, Inc., Del Monte Foods Company, Kohlberg Kravis Roberts & Co. L.P., Vestar Managers V Ltd., Centerview Partners Management LLC and AlpInvest Partners Inc.
*10.17	Letter Agreement, dated as of March 8, 2011, between Blue Acquisition Group, Inc. (parent of Del Monte Foods Company) and Neil Harrison
*10.18	Employment Agreement, dated as of March 8, 2011, between Del Monte Corporation and Larry E. Bodner
*10.19	Employment Agreement, dated as of March 8, 2011, between Del Monte Corporation and David W. Allen
*10.20	Letter Agreement, dated as of February 11, 2011, between Blue Acquisition Group, Inc. (parent of Del Monte Foods Company) and Timothy A. Cole

*	indicates a management contract or compensatory plan or arrangement